EXHIBIT 16



                                                              ROWLES
                                                           & Company LLC
                                                   Certified Public Accountants






Securities and Exchange Commission
Washington, D.C.  20545

         On April 11, 1996, our appointment as auditors for Glen Burnie Bancorp was terminated. We have read the statement concerning changes in registrant's certifying accountant contained in its Form 10-K, item 9, for the year ended December 31, 1995, and we agree with such statement.


                                                         Rowles & Company, LLP


March 24, 1997
















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